   As filed with the Securities and Exchange Commission on December 20, 1999.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 20, 1999

                                  INTERVU INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                        0-23361                     33-0680870
 (State or other                  (Commission                (I.R.S. Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)

                     6815 FLANDERS DRIVE, SAN DIEGO CA 92121
          (Address of principal executive offices, including zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 623-8400



                             Exhibit Index on Page 4
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        This Current Report on Form 8-K is filed by InterVU Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5. OTHER EVENTS.

        On December 20, 1999, the Company and Microsoft Corporation
("Microsoft") announced a strategic partnership to expand the Company's broadband streaming media network based on Microsoft's Windows Media platform and announced that Microsoft will make an investment of $30 million in the Company. Microsoft will purchase 30,000 shares of the Company's Series H 6.5%
Convertible Preferred Stock (the "Series H Preferred Stock"), a new series of preferred stock. Shares of Series H Preferred Stock will be convertible at the option of the holder into an aggregate of 333,333 shares of the Company's common stock, subject to customary anti-dilution adjustments. The terms of the Series H
Preferred Stock specify an annual dividend rate of 6.5%, payable quarterly in Series H Preferred Stock, common stock or cash at the Company's option.
Microsoft will also receive a warrant to purchase 60,000 shares of the Company's common stock at an exercise price of $90.00 per share, the conversion price of the Series H Preferred Stock. The investment is expected to close this week.

        Attached hereto as Exhibit 99.1 is a copy of the Press Release issued on December 20, 1999 by the Company and Microsoft in connection with the announcement of Microsoft's investment in the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibits.

        99.1    Press Release, dated December 20, 1999, issued by Microsoft
                Corporation and InterVU Inc.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 20, 1999                   InterVU Inc.

                                            By:    /s/ Harry E. Gruber
                                               ---------------------------------
                                               Harry E. Gruber
                                               Chief Executive Officer



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                                  EXHIBIT INDEX

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
Exhibit No.                                                                               Page
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
  99.1          Press Release, dated December 20, 1999, issued by Microsoft
                Corporation and InterVU Inc.



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